Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

STAAR Surgical Company

Monrovia, California

We hereby consent to the incorporation by reference in the Form S-8 constituting a part of this Registration Statement of our reports dated March 10, 2016, relating to the consolidated financial statements, the effectiveness of STAAR Surgical Company’s internal control over financial reporting, and schedule of STAAR Surgical Company appearing in the Company’s Annual Report on Form 10-K for the year ended January 1, 2016.

/s/ BDO USA, LLP

Costa Mesa, California

August 10, 2016